Exhibit 10.38


                            ENGAGEMENT AGREEMENT

    This ENGAGEMENT AGREEMENT, made as of the 3rd day of March, 1995,

between RJR Nabisco Holdings Corp. ("RJR") (the "Company"), and Steven F.

Goldstone ("Counsel"), a partner with the law firm of Davis Polk & Wardwell

("DPW").



                                  RECITALS
                                  --------

          WHEREAS, Counsel has experience and insight into the business and various projects of the Company; and

WHEREAS, the Company desires Counsel to perform the duties of General

Counsel to the Company in connection with the business of the Company, and

Counsel is willing to provide such services.



          NOW, THEREFORE, in consideration of the promises contained in this Engagement Agreement, the Company, and Counsel agree as follows:

1.        Legal Services
          --------------

          Counsel agrees to act as General Counsel to the Company in connection with legal matters  concerning the worldwide business of the

Company and its affiliates and various projects relating thereto. Any and all services Counsel provides to the Company shall only be in his capacity as General Counsel to the Company. Counsel will he notified of such requests as they are assigned by the Chairman of RJR.  Except as provided hereinafter, Counsel shall he available to render services upon request for each Contract Period (as defined hereinafter) during the Tern of this

Engagement Agreement. Counsel shall, during the Term of this Engagement

Agreement, keep his location, address and telephone number consistently updated with the Company so that he may be reached at any time.

    Counsel may remain a partner with DPW during the Term of this

Engagement Agreement, but shall provide no services to the Company in his capacity as a partner with DPW. Therefore, it is recognized that Counsel shall have other commitments, but he shall,

nevertheless, give first priority to the services requested by the Company.

          Notwithstanding the foregoing, the Company and Counsel

acknowledge that DPW may be retained from time to time as outside counsel for legal matters involving the Company. However, in all such engagements during the pendency of this Engagement Agreement, Counsel shall be serving in the capacity of General Counsel to the Company and not in the capacity of outside counsel as a partner with DPW.

2.        Fees
          ----

     a)   The fee hereunder shall be an annual retainer of $850,000, to be adjusted as appropriate pursuant to paragrah 2(d) below.

     b)  Except as provided in paragraph 2(c), as consideration for personal services Counsel will render under Paragraph 1 and for

Counsel's availability to provide such services each Contract Period,

the Company agrees to pay to Counsel a fee at the quarterly rate of

$212,500 ($850,000 per year) which shall be paid in advance at the beginning of each calendar quarter during each Contract Period.

     c)  Payment for the partial calendar quarter March 3, 1995 to March

31, 1995 shall be $106,250 and shall be payable upon execution of this Engagement Agreement.


     d) The fees and required availability of Counsel shall be reviewed on or before September 1, 1995 by the Company and Counsel to determine,

based on the experience of the parties, whether this Engagement

Agreement should be amended to increase or decrease the fees and the availability of Counsel.

3.        Term
          ----

     (a)  The Term of this Engagement Agreement shall be two consecutive 12 month periods ("Contract Periods") commencing March 3, 1995.



     (b)  Any party may cancel this Engagement Agreement by giving 30 days written notice.



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



4.   Billing and Reimbursement of Expenses
     -------------------------------------



     (a)  The Company will reimburse Counsel for authorized travel, living and other business expenses incurred by Counsel for services which

          Counsel performs at the Company's request. Counsel will make quarterly billings to the Company for any travel, living and other business expenses reimbursable to Counsel hereunder. Travel by air shall be at the first class rate.

     (b)  The Company will, as necessary from time to time, provide Counsel when on site at a Company facility with the use of the Company office space and secretarial support services.

     (c)  In connection with Counsel's performance of services, the Company shall provide Counsel with the same liability, indemnification and

          Business Travel Accident insurance programs it affords its officers.

          For purposes of Business Travel Accident insurance, the retainer stated in paragraph 2(a) shall be considered "base salary."

     (d)  The Company shall ensure that at all times during the term of this Engagement Agreement Counsel is a "named insured" under its (i)

          Directors and Officers Liability Insurance and (ii) Employee

          Professional Liability Coverage.

5.        Independent Contractor
          ----------------------

     Counsel is an independent contractor in all respects. Except as otherwise specifically provided herein, Counsel shall not be entitled to any employee benefits afforded by the Company to its employees or employees of its affiliates by reason of the services performed under this Engagement

Agreement. The Company shall not deduct from the fees paid under this

Engagement Agreement any taxes, payments for unemployment compensation,

social security or other similar required payments. Such taxes and required payments shall be the sole responsibility of Counsel. The Company specifically waives any and all legal claims it may have now, or have in the future, against DPW for the actions of Counsel arising out of the services performed under this Engagement Agreement, and shall indemnify DPW for all costs, including liabilities arising out of, or any legal fees or expenses incurred, in connection with any litigation brought against DPW based upon the actions of Counsel arising out of the services performed under this Engagement Agreement.



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



6.        Non-Disclosure
          --------------

           Any information disclosed to Counsel by the Company or any of its affiliates shall be regarded as confidential, and shall be subject to attorney-client privilege. Such information will be used solely in connection with work performed by Counsel for the Company, and Counsel shall not disclose such information to any third party unrelated to the

Company at any time during the term of this Engagement Agreement or thereafter without the prior written approval of the Company.

7.        Miscellaneous
          -------------

     (a)  This is an agreement for the personal services of Counsel.

Counsel's rights and obligations hereunder may not be assigned by Counsel without prior written consent of the Company.

     (b)  This Engagement Agreement constitutes the entire agreement of the parties, and any amendments hereto shall be in writing, signed by all parties hereto.

     (e)  This Engagement Agreement shall be governed by the laws of the

State of New York.


     (d)  No benefit or promise hereunder shall be secured by any specific assets of the Company. Counsel shall have only the right of an unsecured general creditor in seeking satisfaction of such benefits or promises. No benefit or promise hereunder may be assigned or anticipated in any way.

    IN WITNESS WHEREOF, the parties have executed this Engagement Agreement as of the date first written above.

                              RJR Nabisco Holdings Corp.




                              By /s/
                                 ------------------------------------
                                 Chairman and Chief Executive Officer


                                 /s/ Steven F. Goldstone
                                 -------------------------------------
                                 Steven F. Goldstone



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